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                                                                Exhibit No. 10.4


                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------



          This Agreement (the "Agreement"), made as of this 1st day of March, 1995, is entered into by and between MedChem Products, Inc., a Massachusetts corporation with its principal place of business at 232 West Cummings Park, Woburn, Massachusetts 01801 (the "Company"), and Edward J. Quilty, residing at 620 Grindan Drive, Yardley, PA 19067 ("Quilty").

          The Company and Quilty are parties to an Employment Agreement dated July 13, 1994 (the "Employment Agreement"). The Company and Quilty desire to make certain amendments to the Employment Agreement. In consideration of these premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

          1. The Employment Agreement is hereby amended by deleting Section 10 in its entirety and inserting in lieu thereof the following:

          "10.  Stock Options.
                -------------

                (a) Concurrently herewith, the Company shall grant to Quilty an option (the "First Option") to purchase 200,000 shares of its Common Stock under its 1993 Stock Option Plan (at an exercise price equal to the closing sale price for the Common Stock on the New York Stock Exchange for July 13, 1994), which option shall vest ratably over four years with the initial 25% of the shares covered by such option vesting on July 13, 1995 and the remaining 75% vesting ratably on July 13 of the succeeding three years, with the final 25% vesting on July 13, 1998. In addition, the Company will grant Quilty an option (the "Second Option") to purchase an additional 200,000 shares on August 1, 1994 under the Company's newly-adopted 1994 Stock Option Plan (which is subject to approval by the Company's stockholders) (at an exercise price equal to the closing sale price for the Common Stock on the New York Stock Exchange on August 1, 1994), which option shall vest ratably over seven years (subject to acceleration of such seven-year vesting upon the attainment of milestones to be determined by the Company's Board of Directors on or before 120 days from the date hereof).
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                (b)  In the event that the employment of Quilty is terminated pursuant to Sections 7, 8 or 9(b) only, the exercisability of the First Option shall be accelerated by one year so that such First Option shall be exercisable to purchase the number of shares of Common Stock Quilty would otherwise have been able to purchase if Quilty's employment was terminated on the first anniversary of the date on which it was actually terminated; provided, however, that if, after such acceleration, Quilty is still not vested in, and entitled to purchase, an aggregate of 200,000 shares pursuant to the First Option and the Second Option (but excluding from such calculation of 200,000 shares any shares as to which vesting was accelerated due to the attainment of milestones determined by the Company's Board of Directors, as set forth above in this Section 10 (the "Accelerated Shares")), then, in such event, the vesting under the First Option will be further accelerated such that it shall be exercisable, in the aggregate, for that number of shares of Common Stock as is equal to the difference between 200,000 and the number of shares of Common Stock exercisable under the Second Option as of the date of termination (excluding any Accelerated Shares). The vesting under the Second Option shall not be accelerated in connection with any such termination of employment.

                (c) Notwithstanding the foregoing, in the event a Change in Control (as defined below) of the Company occurs during the Employment Term, all options to purchase capital stock of the Company previously granted to Quilty pursuant to any stock option plan or other employee benefit arrangement of the Company shall immediately vest and become fully exercisable in accordance with their terms. A "Change in
                                                               ---------
          Control" of the Company shall occur or be deemed to have occurred only
          -------
          if any of the following events occurs: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding

                                      -2-
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          securities; (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) the stockholders of the Company approve a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or
          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets."

          2. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

          3. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the amendment or modification of the Employment Agreement.

          4. In all respects other than as specifically provided in this Agreement, the Employment Agreement is hereby ratified and affirmed.

                                      -3-
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                      MEDCHEM PRODUCTS, INC.



                                      By: /s/ James F. Marten
                                         ---------------------------
                                      Title: Chairman
                                            ------------------------



                                      /s/ Edward J. Quilty
                                      ------------------------------
                                      Edward J. Quilty

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